UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________________________________________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): June 13, 2018
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K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 777-3155
Not Applicable
(Former Name or Former Address, if changed since last report)
______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 18, 2018, K2M Group Holdings, Inc. (the “Company”) issued and sold $75.0 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2025 (the “Notes”) (which principal amount included $10.0 million issued pursuant to the full exercise by the initial purchasers of their over-allotment option to purchase additional Notes), pursuant to an indenture (the “Indenture), dated as of June 18, 2018, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes were sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Notes will pay interest semi-annually in cash on June 30 and December 30 of each year at a rate of 3.00% per year, commencing December 30, 2018. The Notes will mature on June 30, 2025, unless earlier repurchased, redeemed or converted.
The Notes are the Company’s general unsecured obligations that rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, rank equally in right of payment with the Company’s existing and future unsecured indebtedness that is not so subordinated, including the Company’s 4.125% Convertible Senior Notes due 2036, effectively junior to any of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities (including borrowings under the revolving credit facility of the Company’s subsidiaries and trade payables and preferred equity (to the extent the Company is not a holder thereof)) of the Company’s subsidiaries.
Prior to 5:00 p.m., New York City time, on the scheduled trading day immediately preceding March 30, 2025, the Notes will be convertible at the option of the holder only under the following circumstances:
(i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price (as defined in the Indenture) per share of the Company’s common stock for at least 20 trading days (as defined in the Indenture), whether or not consecutive, during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price (as defined in the Indenture) on such trading day;
(ii) during the five consecutive business days immediately after any five consecutive trading day period (the “measurement period”) if the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock and the applicable conversion rate on such trading day;
(iii) if the Company calls such holder’s Notes for redemption; or
(iv) upon the occurrence of specified corporate events.
On or after March 30, 2025 until 5:00 p.m., New York City time, on the second scheduled trading day (as defined in the Indenture) immediately preceding the maturity date, the Notes will be convertible at the option of the holder at any time.

The Notes will initially be convertible at a conversion rate of 35.2930 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $28.33 per share of common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock, as applicable.
The Company will have the option to redeem the Notes at any time on or after July 5, 2022 if the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days, whether or not consecutive, including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Upon a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture) or in connection with a notice of redemption, the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change or notice of redemption.
The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note; (b) the Company defaults for 30 days in the payment when due of interest on the Notes; (c) the Company fails to deliver, when required by the Indenture, a fundamental change notice or a notice in connection with certain corporate events; (d) the Company defaults in its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right with respect thereto; (e) the Company fails to comply with its obligations regarding consolidation, merger, sale, conveyance and lease pursuant to Article 6 of the Indenture; (f) the Company fails to comply with any of its other agreements contained in the Notes or the Indenture for 60 days after the Company has received written notice of such default from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes; (g) the Company or any of its subsidiaries defaults with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million in the aggregate of the Company or any subsidiary, whether such indebtedness now exists or is thereafter be created, where such default constitutes a failure to pay the principal of, or premium or interest on, any such indebtedness when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise or which results in such indebtedness becoming or being declared due and payable before its stated maturity; (h) one or more final judgments being rendered against the Company or any of its subsidiaries for the payment of at least $5.0 million, where such judgment is not discharged or stayed within 60 days after (x) the date on which the right to appeal the same has expired, if no such appeal has commenced or (y) the date on which all rights to appeal have been extinguished; and (i)

certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Significant Subsidiaries (as defined in the Indenture).
If certain bankruptcy and insolvency-related Events of Defaults with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults with respect to the Company occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.
The Indenture provides that the Company may not consolidate with or merge with or into, or sell, lease or otherwise transfer all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to, another person, unless: (a) the resulting, surviving or transferee person (if not the Company) is a corporation, duly organized and existing under the laws of the United States, any state thereof or the District of Columbia that expressly assumes by a supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing.
The foregoing description of the Indenture is qualified in its entirety by the copy thereof which is attached as Exhibit 4.1 (which includes the form of 3.00% Convertible Senior Notes due 2025) and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated by reference into this Item 3.02.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated June 13, 2018, by and among the Company and J.P. Morgan Securities LLC as the representative of the initial purchasers named therein. The shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 18, 2018, between the Company and The Bank of New York Mellon, as trustee.
4.2	Form of 3.00% Convertible Senior Note due 2025 (included as Exhibit A in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	June 18, 2018	By:	/s/ GREGORY S. COLE
		Name:	GREGORY S. COLE
		Title:	Chief Financial Officer